MTS News Release

Exhibit 99.1
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE April 16, 2020

MTS PROVIDES UPDATE ON BUSINESS AND ACTIONS TAKEN TO ADDRESS EFFECTS OF COVID-19 PANDEMIC

EDEN PRAIRIE, MN - April 16, 2020 - MTS Systems Corporation (Nasdaq: MTSC), a leading global supplier of high-performance test systems, motion simulators and sensors, today announced actions it is taking to help ensure the health and safety of our employees, continue serving the critical needs of our customers and reduce costs. The actions are expected to enhance our financial and strategic flexibility in the unprecedented economic environment created by the Covid-19 coronavirus pandemic (Covid-19).

➢ Withdrawing full-year guidance for fiscal year 2020 due to future economic uncertainty

➢	Executing restructuring and cost reduction initiatives to reduce operating expenses

➢	Initiating temporary reduction in cash compensation for Board of Directors, Chief Executive Officer and other Senior Executives

➢	Suspending dividend to further enhance liquidity

➢	Continued compliance with all debt covenants

➢	Strong second quarter orders resulting in near-record backlog

MTS UPDATES ON BUSINESS AND COVID-19 IMPACT

"While the post-pandemic outlook for our company remains positive, we are taking the appropriate and responsible short-term actions to bolster our liquidity and reduce operating costs, while maintaining the flexibility needed to execute on our long-term strategic plan as we look toward emergence from the current period of uncertainty and volatility. As we take these actions, I want to reinforce the message to all our stakeholders, that the health and wellbeing of our employees around the world is our number one priority, as it has been from the earliest outbreak of the virus. Through extreme diligence, we have stayed ahead of this evolving crisis, maintaining a safe work environment and, as the necessity has arisen in each of our global locations, enabled our employees to work remotely to help ensure their safety during peak crisis periods, while maintaining business continuity and meeting our customer commitments," stated Dr. Jeffrey Graves, President and Chief Executive Officer of MTS.

"The effects of Covid-19 on our Company have been similar to those experienced by many other diversified global industrial companies. Increasingly as the quarter progressed, we saw our customers being required to temporarily shut down, our logistics being delayed as many governments limit cross-border access, and of course our own employees around the world having their lives dramatically altered through either the direct effects of Covid-19 on their health or that of loved ones, or in other disruptions to their day-to-day lives. These effects increased throughout the quarter and remain with us today."

MTS News Release

Dr. Graves continued, "Considering the scale of the pandemic and the corresponding economic crisis it has created, we were very encouraged by the resiliency of both our Test & Simulation and Sensor markets. Throughout this difficult period, our customers have demonstrated both their financial strength and their long-term commitment to new product development by placing record orders in both of our business units. This is a testament to our increasingly diverse customer base, our geographic footprint and scale for both of our business units. These factors, collectively, distinguish MTS from many of our competitors and inspire confidence in our customers that we can manage through these uncertain times and will be there to support them in their critical development efforts long into the future."

Dr. Graves concluded, "In light of the open-ended nature of the current economic situation, we are taking decisive actions to manage short-term business risks in order to ensure that we are well positioned as this crisis abates in the months ahead. Our actions are focused on enhancing our liquidity, reducing our operating costs and maximizing cash performance. While painful in the short term, we are confident that these steps are necessary and will help ensure that we emerge from this crisis fully prepared to resume our growth trajectory. It is comforting to note that MTS has a rich history of providing leading edge, mission critical solutions to our customers, and has been resilient through many downturns in the economy over our 53-year history. We have weathered difficult periods before, and we will do so once again, emerging stronger and even more critical to our customers world-wide."

Guidance Suspension
As an essential critical infrastructure business, we will maintain our U.S. operations and plan to continue to operate in other parts of the world as permissible. We expect that restrictions on our employees’ ability to access our customers and the temporary closures of our facilities or the facilities of our customers will negatively impact our sales and operating results for fiscal year 2020. At this date, given the uncertainties in the business environment, we cannot accurately predict the specific extent, or duration, of the impact of Covid-19 on our financial results. As a result, we are withdrawing financial guidance for the fiscal year ending October 3, 2020.

Cost Reduction Initiatives
We are taking actions to manage and reduce operating costs and further enhance our financial flexibility, including the following:

•	A temporary reduction by Dr. Graves of his salary by 20%;

•	A temporary reduction by senior executives of their salaries by 10% to at least 15%;

•	A temporary reduction by non-employee Directors of their cash compensation by 20%;

•
A reduction in workforce in connection with a global restructuring effort in our Test & Simulation business unit being executed in specifically targeted areas, including the reorganization of our European operations;

•	Other reductions in salaries or work schedules and temporary furloughs for employees, targeted toward specific, short-term impacted areas within each business unit; and

•	Reduction in all discretionary spending, capital expenditures and a strong focus on working capital management.
Although we believe our financial position is strong, given the level of economic uncertainty, these cost reduction actions provide an increased level of flexibility during these challenging times. We expect to incur total restructuring charges of approximately $7 million to $11 million during fiscal year 2020 and fiscal year 2021 based on notice period requirements, of which approximately $6 million was incurred and recognized in the second quarter of fiscal year 2020. Temporary, incremental cost reduction measures that are being taken will provide for further short-term flexibility and will remain in place until we begin to see marked improvement in the markets we serve. These cost reduction activities are expected to yield annual cost savings exceeding $10 million once fully implemented by the end of fiscal year 2020. While we expect that these actions will be sufficient to provide the needed flexibility, we continue to evaluate the ongoing impact of Covid-19 and may need to take further cost reduction or other actions in the future.

Dividend Suspension
We are suspending our quarterly dividend of $0.30 per share, equating to approximately $23 million in annualized cash payments, which will enable us to prioritize near-term financial flexibility to manage the needs of the business and on-going debt obligations, while supporting essential investments in the business. Our Board of Directors remains committed to returning value to shareholders in the most efficient and effective way possible and will consider future dividends as the economic landscape and visibility improves.

MTS News Release

PRELIMINARY SECOND QUARTER FISCAL YEAR 2020 FINANCIAL METRICS

Financial statement metrics are preliminary and subject to change. We will release our results for the second quarter of fiscal year 2020 on May 4, 2020 after market close. A conference call will be held on May 5, 2020 to discuss these results in more detail.

Second Quarter Orders, Backlog, Revenue and Earnings Estimates
We delivered record orders for both Test & Simulation and Sensors of $176 million and $101 million, respectively, providing total company orders of $277 million. Backlog at the end of our second quarter of fiscal 2020 is estimated to be $500 million, with Test & Simulation backlog estimated to be $412 million and Sensors estimated to be $88 million.
Revenue is expected to be in the range of $205 million to $215 million and Adjusted EBITDA in the range of $27 million to $32 million. Due to cost reduction actions that will impact the second quarter of fiscal 2020, we expect to incur a loss in the range of $(0.04) to $(0.09) earnings per share on a GAAP basis. Excluding these costs and our customary adjustments to earnings, we expect adjusted earnings per share to be positive in the range of $0.23 to $0.28 per share.

Balance Sheet and Liquidity Estimates
During the second quarter, our total debt increased by approximately $60 million to approximately $601 million, due to the closing of the acquisition of the R&D entities in Denmark. We ended the quarter with approximately $67 million of cash, resulting in a net debt balance of approximately $534 million. The ratio of interest-bearing debt to Adjusted EBITDA, and the ratio of net interest-bearing debt to Adjusted EBITDA, remain in full compliance with the debt covenant levels specified in our debt agreements. With our cash position and remaining undrawn balance on our revolving line of credit, along with the benefit of having a very strong and supportive bank group, we believe we have adequate liquidity to meet our cash requirements over the foreseeable future.

ABOUT MTS SYSTEMS CORPORATION

MTS Systems Corporation’s testing and simulation hardware, software and service solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’ high-performance sensors provide measurements of vibration, pressure, position, force and sound in a variety of applications. MTS had 3,500 employees as of September 28, 2019 and revenue of $893 million for the fiscal year ended September 28, 2019. Additional information on MTS can be found at www.mts.com.

NON-GAAP FINANCIAL MEASURES

We believe that disclosing adjusted diluted earnings per share, which is diluted earnings per share excluding the impact from restructuring expenses, acquisition-related expenses and the acquisition inventory fair value adjustment is useful to investors as a measure of operating performance. We use this as one measure to monitor and evaluate operating performance. Adjusted diluted earnings per share is a financial measure that does not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate this measure by adding back the after-tax effect of the restructuring expenses, acquisition-related expenses and the acquisition inventory fair value adjustment to net income and dividing the result by the diluted weighted average shares outstanding.

We believe that disclosing earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA excluding the impact from stock-based compensation, restructuring expenses, acquisition-related expenses and the acquisition inventory fair value adjustment (Adjusted EBITDA) and Adjusted EBITDA divided by revenue (Adjusted EBITDA margin) are useful to investors as a measure of leverage and operating performance. We use these measures to monitor and evaluate leverage and operating performance. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that do not reflect GAAP. We calculate EBITDA by adding back interest, taxes, depreciation and amortization expense to net income. Adjusted EBITDA is calculated by adding back stock-based compensation, restructuring expenses, acquisition-related expenses and the acquisition inventory fair value adjustment to EBITDA. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.

MTS News Release

Investors should consider these non-GAAP financial measures in addition to, not as a substitute for or better than, financial measures prepared in accordance with GAAP. Reconciliation of the components of these measures to the most directly comparable GAAP financial measures are included in Exhibits A and B of this press release.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Words such as "may," "will," "should," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions identify forward-looking statements in this earnings release. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, statements about the opportunities and outlook for our Sensors and Test & Simulation sectors, statements about the impact of Covid-19 and related economic uncertainty, and other statements that are not historical facts. These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions that could cause our actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, the currently-unknown impact of Covid-19 and related economic uncertainty and those described in the "Risk Factors" section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. The reports referenced above are available on our website at www.mts.com or on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.

INVESTOR RELATIONS CONTACT

Brian Ross
Executive Vice President and Chief Financial Officer
irrequest@mts.com
(952) 937-4000

MTS News Release

Exhibit A
MTS SYSTEMS CORPORATION
Reconciliation of Estimated Adjusted Diluted Earnings Per Share
(unaudited - in millions, except per share data)

	Three Months Ended March 28, 2020
	Low			High
	Pre-Tax	Tax	Net	Pre-Tax	Tax	Net
Net income	$(1.6)	$0.2	$(1.8)	$(0.7)	$—	$(0.7)
Non-recurring expenses[1]	8.2	2.0	6.2	8.8	2.7	6.1
Adjusted net income (loss)[2]	$6.6	$2.2	$4.4	$8.1	$2.7	$5.4

Weighted average diluted common shares outstanding			19.3			19.4

Diluted earnings per share	$(0.08)	$0.01	$(0.09)	$(0.04)	$—	$(0.04)
Impact of non-recurring expenses[1]	0.42	0.10	0.32	0.46	0.14	0.32
Adjusted diluted earnings per share[2]	$0.34	$0.11	$0.23	$0.42	$0.14	$0.28

[1] Includes estimated expenses for restructuring, acquisition-related expenses and acquisition inventory fair value adjustment. In determining the estimated tax impact of restructuring expenses, acquisition-related expenses and acquisition inventory fair value adjustment, we applied the estimated statutory rate in effect for each jurisdiction where the expenses were incurred.

[2] Denotes non-GAAP financial measure.

MTS News Release

Exhibit B
MTS SYSTEMS CORPORATION
Reconciliation of Estimated EBITDA and Estimated Adjusted EBITDA
(unaudited - in millions)

	Three Months Ended

	March 28, 2020
	Low	High
Net income (loss)	$(1.8)	$(0.7)
Income tax provision (benefit)	0.2	—
Depreciation, amortization and interest expense, net	18.9	21.6
EBITDA[1]	17.3	20.9

Stock-based compensation and non-recurring expenses[2]	9.7	11.1
Adjusted EBITDA[1]	$27.0	$32.0

[1] Denotes non-GAAP financial measure.

[2] Includes pre-tax estimated expenses for stock-based compensation, restructuring, acquisition-related expenses and acquisition inventory fair value adjustment.